Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Actavis Completes Forest Laboratories Acquisition

– Creates an Innovative New Model in Specialty Pharmaceuticals Leadership –

– $15.0 Billion Anticipated Pro Forma Combined Revenue –

– Establishes Blockbuster Franchises in CNS, Gastroenterology, Women’s Health, Urology and Cardiovascular Therapeutic Categories –

– Expands Development-Focused Brand and Generic Pipeline –

DUBLIN, IRELAND – July 1, 2014 – Actavis plc (NYSE: ACT) today announced that it has completed the acquisition of Forest Laboratories, Inc. (NYSE: FRX) in a cash and equity transaction currently valued at approximately $28 billion. The combination creates one of the world’s fastest-growing specialty pharmaceutical companies, with annual revenues of more than $15 billion anticipated for 2015.

In conjunction with the close of the acquisition, Paul Bisaro, formerly Chairman and CEO of Actavis, has been named to the position of Executive Chairman of Actavis; Brent Saunders, formerly CEO and President of Forest, has been named CEO and President of Actavis; Robert Stewart, formerly President, Global Operations for Actavis, has been named Chief Operating Officer; Bill Meury, formerly Executive Vice President, Sales and Marketing for Forest, has been named Executive Vice President Commercial, North American Brands; and David Buchen, formerly Actavis’ Chief Legal Officer, has been named Executive Vice President Commercial, North American Generics and International.

“The combination of Actavis and Forest creates an innovative new model for success in the global specialty pharmaceutical industry, built to compete within today’s evolving healthcare landscape,” said Brent Saunders, CEO and President of Actavis. “Our business model is driven by a broad portfolio of strong brand, generic and OTC products, a commitment to development-focused, results oriented research and development and the size and scale needed to efficiently and cost-effectively meet the needs of our global customer base. The new Actavis is uniquely positioned to deliver exceptional long-term financial performance and expand access to pharmaceutical products for patients around the world.

“Actavis’ best-in-class commercial engine is powered by a specialty brand business that is now positioned to compete with the world’s leading pharmaceutical companies, marketing more than 35 products across seven therapeutic market segments and maintaining blockbuster product franchises in five therapeutic categories, as well as a global generics business that remains an industry powerhouse, with operations in approximately 60 countries and a top 10 position in more than 25 markets across the world,” Saunders added.

Supported by our strong commitment to research and development of more than $1 billion annually, as well as our industry-leading global supply chain powered by generic DNA, focused on efficient and cost-effective delivery of the highest quality products with the highest level of customer service, we are positioned to drive continued long-term growth and value for our shareholders, customers and employees. With the acquisition now complete, we will immediately begin executing on our comprehensive integration plans to ensure we are leveraging our strengthened global organization to generate sustainable organic earnings growth from our newly expanded base.”

Financially Compelling Transaction

Actavis continues to expect the transaction to generate double-digit accretion in 2015 and 2016, including approximately $1 billion in operating and tax synergies to be realized within three years following the close. These synergies exclude any additional revenue or manufacturing synergies, and are in addition to standalone synergies announced publicly by Forest as part of its Project Rejuvenate and acquisition of Aptalis. Actavis further expects to generate strong operating cash flow in excess of $4 billion on a pro forma basis for 2015, which would enable the Company to rapidly de-lever the balance sheet.

Review of the Benefits of the Acquisition

The combination of Actavis and Forest creates a new breed of specialty pharmaceutical company, with size and scale, a balanced offering of strong brands and generics, a focus on strategic, lower-risk drug development and a flexible, scalable business model that permits it to adapt quickly to ever-changing industry dynamics and drive sustainable, long-term organic growth. The combined Company begins operations with a defined global management structure, led by a combination of Actavis and Forest senior executives, which has been built to leverage the unique talents across the organization and capitalize on global growth opportunities.

Dramatically Strengthens Actavis’ Specialty Brands Business

The close of the transaction creates a world-class specialty brands business competing across multiple market segments. On a pro forma combined basis for full year 2014, Actavis’ brand pharmaceutical business now includes an approximately $2 billion revenue CNS franchise; Gastroenterology (GI) and Women’s Health franchises valued at approximately $1 billion in revenue each; a Cardiovascular franchise that generates approximately $500 million in revenue; and Urology and Dermatology/Established Brand franchises approaching $500 million a year in revenue each; as well as emerging and sustainable portfolios in the Infectious Disease and Respiratory therapeutic categories.

Delivers an Industry-Leading North American Sales and Marketing Organization

The combined company’s North American sales force has extraordinary marketing reach, with exceptional strength among primary care physicians, gastroenterologists, psychiatrists, cardiologists, neurologists and infectious disease specialists, in addition to its focus on OBGyn’s, urologists and dermatologists. Using its innovative line-call strategy, the sales force is strongly positioned to leverage select products in the legacy Actavis Specialty Brands portfolio to the broader primary care physician base in the United States. Actavis is committed to using smart, focused promotion and a customer-focused sales culture to drive continued growth and ensure all of the Company’s products achieve their full potential.

Further Expands Actavis’ Development-Focused Brand and Generic Pipeline

The new Actavis has one of the strongest development-focused R&D organizations in the pharmaceutical industry, with an emphasis on strategic, innovative development of important durable products that will drive long-term value, and on being the partner of choice for new and existing development collaborations. The transaction strengthens Actavis’ specialty brands pipeline, with more than 25 products in the near- or mid-term stage of development, including new exclusive product opportunities as well as a robust portfolio of next generation products. Actavis’ innovative specialty brands pipeline now includes 16 product candidates at the Phase III or NDA stages of development, including treatments for Alzheimer’s disease, cardiovascular disease, infectious disease, as well as treatments for Schizophrenia and bipolar disorders, treatments for COPD and an array of Women’s Health conditions. The pending acquisition of Furiex Pharmaceuticals, Inc. is expected to further strengthen the pipeline, with Furiex’s lead development product eluxadoline complementing the Linzess® and Asacol®/Delzicol® franchises to enhance Actavis’ world-class GI business.

The Company’s investment in the development of innovative brand products is complemented by Actavis’ unwavering commitment to invest in its best-in-class generic product development organization, which is a leader in the industry with approximately 220 Abbreviated New Drug Applications (ANDAs) currently filed in the United States, 60 of which are believed to be confirmed as new first-to-file applications, and more than 750 filings across the globe. Actavis has taken significant steps to dramatically enhance its development of generic injectable and inhalation products, and continues to focus on complementing its pipeline of solid oral dosage products with more complex modified-release and other dosage forms.

Senior Leadership Team Built to Maximize Global Generic, Brand Opportunities

Actavis’ new senior management structure brings exceptional pharmaceutical talent that was available from both organizations to drive growth across the larger and more complex combined business. The leadership organization is structured to leverage the unique talents of the executive team across the organization to capitalize on global brand and generic growth opportunities, and to continue its focus on generating long-term, organic double-digit earnings growth.

August 5th Conference Call and Webcast Information

Actavis plans to more fully discuss the acquisition as part of is second quarter earnings conference call scheduled for August 5, 2014 at 8:30 a.m. Eastern Time. The dial-in number to access the call is U.S./Canada 877-251-7980, or from international locations, 706-643-1573. The Conference ID is 65351447.

A taped replay of the conference call will also be available beginning approximately two hours after the call’s conclusion and will remain available through 12:00 midnight Eastern Time on August 19, 2014. The replay may be accessed by dialing 855-859-2056 and entering Conference ID# 65351447. From international locations, the replay may be accessed by dialing 404-537-3406 and entering the same pass code. To access the webcast, go to Actavis’ Investor Relations Web site at http://ir.actavis.com. A replay of the webcast will also be available.

About Actavis

Actavis plc (NYSE:ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women’s health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The Company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis’ website at www.actavis.com.

Forward-Looking Statement

Statements contained in this press release that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actavis’ performance, at times, will differ from its goals and expectations. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Forest acquisition and the ability to recognize the anticipated synergies and benefits of the Forest acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Actavis liable for substantial damages or penalties; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Actavis plc’s periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and Current Report on form 8-K filed on May 20, 2014 and from time to time in Actavis’ other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.